Exhibit 16.3
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                               HENRY SCHIFFER CPA
                           An Accountancy Corporation
                       315 South Beverly Drive, Suite 211
                             Beverly Hills, CA 90212




May 15, 2006


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the statements in Item 4.01 of Form 8-K of Samessa Holding Corp. dated May 15, 2006, related to the dismissal of our firm as the registrant's independent auditors.


Yours truly,

s/Henry Schiffer

Henry Schiffer CPA